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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-07069, Form S-8 No. 333-59735 and Form S-8 No. 333-65919)
pertaining to the Employee Stock Purchase Plan, the 1994 Equity Incentive Stock Option Plan, the Non-Employee Directors Stock Option Plan, the 1994 Equity Incentive Plan and the 1998 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc., and the Registration Statement (Form S-3 No. 333-20787) and in the related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 1,800,000 shares of its common stock, and the Registration Statement (Form S-3 No. 333-68897) and in the related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 1,200,000 shares of its common stock of our report dated January 22, 1999, with respect to the financial statements of Inhale Therapeutic Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 29, 1999